Confidential Treatment Requested for Portions of this Exhibit

                  CONTENT LICENSING AND DISTRIBUTION AGREEMENT

This Content Licensing and Distribution Agreement (this "Agreement") is entered into as of December 2, 1999 (the "Effective Date") between Golf Rounds.com, Inc. ("Golf Rounds"), a Delaware corporation with offices at 376 Main Street, P.O. Box 74, Bedminster, New Jersey 07921 Attn: Thomas Van Herwarde, and Ticketmaster Online - CitySearch, Inc. ("TMCS"), with offices at 790 East Colorado Boulevard, Suite 200, Pasadena, California 91101 Attn: General Counsel.

1. License: Golf Rounds shall grant to TMCS a non-exclusive, non-transferable (except as otherwise provided in this Agreement), world-wide license to the Golf Rounds.com content in order to use, modify, reproduce, distribute, display and transmit (defined herein as the "Content") on the TMCS Internet web sites featuring the brands of TMCS either alone or together with the brands of any third parties, developed in whole or in part by TMCS and distributed or made available by TMCS through its web sites for the sole purpose of permitting visitors of the TMCS web sites to download, view, and print portions of the Content for personal use of the visitors of the TMCS web sites (defined herein as the "TMCS Sites").

2.   As used in this Agreement, the Content shall mean the following only:

     a.   The golf courses database;

     b. Specific information related to individual golf courses, including golf photographs, images, text and descriptions;

     c. Information on golf related news and editorial features, including golf photographs, images, text and headlines;

     d. Once every other week, one new golf course or golf resort will be profiled, featuring detailed information, for each TMCS cityguide market (defined herein as the "Spotlight"). Each TMCS cityguide market's Spotlight shall feature a new golf course or golf resort in that market. In selecting the Spotlight, TMCS may request that Golf Rounds feature a specific golf course or golf resort by providing Golf Rounds with at least thirty (30) days notice of the golf course or golf resort to be selected. In no event will TMCS be entitled to select more than twenty (20) new golf courses, golf resorts, or TMCS cityguide markets as Spotlights within any thirty (30) day period; and,

     e. Other golf related content that the parties mutually agree to include on the TMCS Sites during the Term (as defined below) of this Agreement.

3. Golf Rounds Presence on TMCS: The Content shall be featured, in TMCS's sole discretion, in an area of the TMCS Sites dedicated to information on golf courses, golf resorts, golf tournaments and other golf related information ("TMCS Golf Center"). The Content may also be featured, in TMCS's sole discretion, in other contextually relevant areas of any TMCS Sites. On every "content page" within the TMCS Sites, TMCS shall feature notice below the sponsor, if any, but above an article's title or by-line that features the Content that states the following: "SOURCE: Golf Rounds.com" (defined herein as the "Credit Line"). The size of the Credit Line is subject to TMCS' sole discretion, and shall be consistent with other notices or Credit Lines provided by TMCS for other content providers. For the purposes of this Agreement, a "Content Page" shall mean any web page within the TMCS Golf Center that features Golf Rounds' Content and is hosted by TMCS. Notwithstanding the foregoing, a Content Page shall not include any web page on the TMCS Sites that features only teaser or introductory information selected from the Content, with the primary purpose of driving users to a Content Page. In addition, TMCS shall have the right, in TMCS's sole discretion, to not include Content on the TMCS Sites.


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4.   Delivery of Golf Rounds Content: The Content shall be made available to
     TMCS in a mutually agreeable format beginning no later than ten (10) business days following the parties' execution of this Agreement. Moreover, Golf Rounds agrees that XML is one acceptable format for the delivery of Content hereunder. With the exception of the Spotlight, which shall be updated once each week, the Content shall be updated as follows:

     a. Every twenty-four (24) hours for Content that includes daily golf related news and reports (the "Daily News");

     b. Content that is designated as an extraordinary newsworthy event the parties may agree to update such Content more frequently than Daily News (the "Breaking News");

     c. During golf tournaments, the Content shall be updated as often as possible to remain current, subject only to technological limitations of Golf Rounds, including but not limited to delays beyond Golf Rounds' control (the "Tournament News"); and,

     d. All other Content no less frequently than is offered to any other Golf Rounds content distribution partner.

          4.1 Golf Rounds also shall provide TMCS with at least thirty (30) days prior written notice of any significant updates, improvements, or modifications that generally affect the appearance, updating, delivery or other elements of the Content (defined herein as "Enhancements"), and shall make such Enhancements available to TMCS at no charge.

5. Advertising and Sponsorship Revenue: The front page of the TMCS Golf Center and each Content Page shall feature at least one advertising banner. In addition, TMCS shall use commercially reasonable efforts to sell a sponsorship for the TMCS Golf Center (a "Title Sponsorship") and a sponsorship for the Content, to the extent that such Content is featured on the TMCS Sites (a "Feature Sponsorship"). Notwithstanding the foregoing, the parties agree and acknowledge that TMCS shall have the right to sell additional advertising banners and/or sponsorships on the TMCS Sites, the TMCS Golf Center and the Content Pages without any additional obligation of payment due to Golf Rounds. TMCS shall have the sole right to host and sell any and all advertising banners, sponsorships, or other devices on the TMCS Sites, including the TMCS Golf Center and the Content Pages. The pricing of the all advertising and sponsorships shall be subject to TMCS's reasonable discretion.

          5.1 TMCS shall pay to Golf Rounds * * * of TMCS's Net Receipts, as defined below, from revenue generated from the sale of advertising banners and the Title Sponsor on the front page of the TMCS Golf Center, provided that the front page of the TMCS Golf Center features a portion of the Content.

          5.2 Except for the front page of the TMCS Golf Center, TMCS shall pay to Golf Rounds * * * of TMCS's Net Receipts from revenue from the sale of advertising banners, Title Sponsorships and Feature Sponsorships on any or all Content Pages.


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*    Text deleted pursuant to an application for confidential treatment under
     Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.



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          5.3 "Net Receipts" shall mean all revenue from the sale advertising banners, Title Sponsorships and Feature Sponsorships on the Content Pages or the front page of the TMCS Golf Center, as applicable, less any commercially reasonable advertising commissions.

          5.4 All barter or other non-cash revenue or exchanges received by TMCS for advertising banner or sponsorships on the Content Pages or the front page of the TMCS Golf Center shall be included as Net Receipts equal to the reasonable commercial value of such advertising or sponsorship for similar content on similarly trafficked web pages. Notwithstanding the foregoing, no barter or other non-cash revenue will be included in the definition of Net Receipts relating to banners, ads or sponsorships run by TMCS on behalf of its own properties or those of its affiliates nor will such revenue be included in the definition of Net Receipts to the extent that TMCS has open (unsold and unallocated inventory) and runs ads on behalf of third parties who have not purchased such ads, i.e. freebies. Notwithstanding the foregoing, TMCS shall run such "freebies" on the TMCS Golf Center and Content Pages only to the same extent and under similar terms as TMCS runs such freebies on the other pages of the TMCS Sites.

6. Payment: All payments from TMCS to Golf Rounds under this Agreement shall be payable within thirty (30) days of the end of each month. In addition, together with any payment due to Golf Rounds, TMCS shall submit to Golf Rounds a written report setting forth in reasonable detail for the previous period the amount of advertising or sponsorships on a TMCS Golf Site.

7. Audit: Not more than once per year during the term of this Agreement, and for a period of one (1) years after termination expiration of this Agreement, upon reasonable notice, Golf Rounds.com may enter the premises of TMCS and perform reasonable audit and inspection procedures to confirm that TMCS is in compliance with Section 5 and Section 6 of this Agreement. TMCS shall cooperate in any such inquiry by Golf Rounds.com. Golf Rounds.com shall have the right to access and make physical and electronic copies of physical and electronic information for sole and limited purposes of determining TMCS's compliance with Sections 5 and 6 of this Agreement.

8. Golf Rounds Performance Levels: In addition to making available the Content to TMCS Sites, Golf Rounds will provide on-going assistance to TMCS with regard to technical, administrative and service-oriented issues relating to the utilization, transmission and maintenance of the Content, as TMCS may reasonably request. Golf Rounds will use its best efforts to ensure that the Content is accurate, comprehensive and updated consistent with the terms of this Agreement. Golf Rounds shall provide telephone support and electronic mail ("Support") to TMCS no less than twenty-four (24) hours per day, seven (7) days per week. TMCS shall have the right to terminate this Agreement upon ten (10) business days prior written notice in the event that the Content is not available or incomplete at least 99% of any calendar month according to the Content availability schedule set forth herein, provided that Golf Rounds has been given prompt notice of any delays or incomplete Content during such calendar month, and a reasonable opportunity to cure is provided to Golf Rounds. Golf Rounds shall notify
     TMCS: (a) at least twenty-four (24) hours prior to any scheduled downtime that would prevent or delay the delivery to TMCS of the Content; and (b) within twenty-four (24) hours when Golf Rounds is aware of any cause that may result in the delivery of unusable or materially incomplete Content. Golf Rounds shall also respond to any notification from TMCS that any of the Content is unusable or incomplete within twenty-four (24) hours. Golf Rounds shall follow up in electronic mail form or telephone to any problem reported by TMCS detailing the diagnosis of the problem and the action taken to resolve the problem.

9. Term: The term of the Agreement shall be six (6) months from the date that the Golf Rounds Content is first available on a Golf Center Home Page or Content Pages to visitors of at least one (1) TMCS Site ("Term"). This Agreement shall automatically renew for additional one (1) month terms, unless either party notifies the other in writing at least thirty (30) days prior to the end of the then current term that it does not wish to renew the Agreement.

10. Termination: This Agreement may be terminated: (a) By either party upon a material breach by the other party of any representation, covenant, warranty or term of this Agreement that is not cured within thirty (30) days after written notice thereof by the non-breaching party; or (b) by either party immediately in the event that (i) the other party files a petition for bankruptcy or is adjudicated a bankrupt, (ii) a petition in bankruptcy is filed against the other party, (iii) the other party becomes insolvent or makes an assignment for the benefit of its creditors or an arrangement for its creditors pursuant to any bankruptcy law, (iv) an action is instituted by or against the other party seeking its dissolution or liquidation of such party's assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for such party's property or business and such action is not dismissed within sixty (60) days after the date upon which it was instituted; or (v) a receiver is appointed for the other party or its business.

11. Effect of Termination: Upon termination or expiration of this Agreement for any reason, TMCS shall discontinue use of the Content on the TMCS Sites including any TMCS Golf Site. However, TMCS shall continue to pay, any and all amounts owing or owed up to the effective date of termination or expiration. Termination of this Agreement shall not act as a waiver of any breach of this Agreement or as a release of either party from any liability for breach of such party's obligations under this Agreement.

12. Ownership of Intellectual Property: Each party shall own and retain all right, title and interest in and to its own content, domain names, hyperlinks, and web sites, including all trademarks, service marks, copyrights, patents, trade secrets, and other intellectual property therein ("Branding"). Any rights not expressly granted hereunder to the other party are reserved for the original party.

13. Publicity: Except as required by law or regulations such as disclosures for the SEC by publicly traded companies, neither party shall make any public statement about this Agreement or statement including the name or Branding of the other party without the other party's prior written consent, not to be unreasonable withheld or delayed.

14. Copyright Notice: For Content placed on a web page of a TMCS Site, TMCS shall identify Golf Rounds or its licensors as the provider of the Content and shall incorporate Golf Rounds' and/or its licensors' name and copyright designation reasonably requested by reproducing the following notice: (C) 1999 All rights reserved, Golf Rounds.com, or in the case of a licensor,
     (C) 1999 All rights reserved, LICENSOR's NAME. The location of such notice shall be placed in reasonable close proximity with the Content. Golf Rounds shall notify TMCS of any third party notice requirements under this Agreement at least ten (10) days prior to the third party's content's availability on the TMCS Sites.

15.  Representation and Warranties:

          15.1 Each party hereto represents and warrants to the other party that: such party is an entity duly organized, validly existing and in good standing in the jurisdiction of its formation; such party has full authority to enter into this Agreement, to grant the rights granted herein, and to perform the obligations assumed hereunder; and that this Agreement, when executed by both parties, represents such party's valid and binding obligation, enforceable against it in accordance with its terms, subject to certain general legal enforceability exceptions. Each party also represents and warrants that the grant of rights herein, does not violate the rights of any third parties and complies with all applicable Federal, State and Local law and regulation.


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          15.2 Each party represents and warrants that their respective web sites and the content contains software, hardware and/or source code or object code hereunder will: (1) correctly store, calculate, sort, manipulate and output multi-century and 21st century dates together with 20th century dates; and (2) not cause an abnormal abort within such product or services or result in the generation of incorrect values or invalid outputs involving such dates. Specifically excluded from this representation and warranty are third party products and services, databases, data, operating systems, hardware, etc. not provided by the warranting party.

          15.3 TMCS represents and warrants that it owns, controls, or has licensed the necessary right, title, and interest in and to the TMCS Sites and Branding, including but not limited to the TMCS Golf Sites and the right to license and distribute advertising banners, sponsorships, and other devices on the web pages as provided for under this Agreement. In addition, TMCS represents and warrants that it has the authority to enter into this Agreement and to fully perform all of its obligations hereunder.

          15.4 Golf Rounds represents and warrants that it owns, controls, or has licensed the necessary right, title and interest in and to any and all of the Content, Branding and materials provided to TMCS hereunder, including the right to license and distribute the news, images and editorial information and the name and related information of each of the golf courses as provided for under this Agreement. In addition, Golf Rounds represents and warrants that it has the authority to enter into this Agreement and to fully perform all of its obligations hereunder.

          15.5 Golf Rounds represents and warrants that all golf courses, golf information, rates, tee times and availability will be offered to TMCS users to the same or greater extent as offered to Golf Rounds most favored business partners or are offered directly by Golf Rounds itself.

          15.6 Golf Rounds represents and warrants that any Content delivered to TMCS during the Term of this Agreement shall not contain any content that:

          o Is patently offensive to the online community, such as content that promotes racism, bigotry , hatred or physical harm of any kind against any group or individual;

          o    Harasses or advocates harassment of another person;

          o Promotes information that you know is false, misleading or promotes illegal activities or conduct which is abusive, threatening, obscene, defamatory or libelous;

          o Is or promotes an illegal or unauthorized copy of another person or entity's copyrighted work, without authorization by the copyright owner;

          o    Displays pornographic or sexually explicit material of any kind;

          o Provides material that exploits people under the age of 18 in a sexual or violent manner, or solicits personal information from anyone under 18;

          o Provides instructional information about illegal activities such as making or buying illegal weapons; violating someone's privacy; or providing or creating computer viruses; and

          o    Contains any computer viruses of any kind.

16.      LIMITATIONS.

          16.1 Limited Warranties. OTHER THAN AS EXPRESSLY STATED IN THIS AGREEMENT, GOLF ROUNDS AND TMCS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THEIR SERVICES AND SITES, AND THE PARTIES SPECIFICALLY DISCLAIM ALL OTHER WARRANTIES OR CONDITIONS REGARDING THEIR SERVICES AND SITES, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT.


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          16.2 Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE
     TO THE OTHER OR ANY THIRD PARTY, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES, (INCLUDING, BUT NOT LIMITED TO, LOST PROFIT OR BUSINESS INTERRUPTION EVEN IF NOTIFIED IN ADVANCE OF SUCH POSSIBILITY), HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES,
     AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. NOTWITHSTANDING THE FOREGOING, THIS SECTION IS NOT INTENDED TO LIMIT AND DOES NOT LIMIT THE PARTIES' OBLIGATIONS REGARDING CONFIDENTIALITY, BREACH
     OR VIOLATION OF THE OTHER PARTY'S INTELLECTUAL PROPERTY RIGHTS AND ANY SECTIONS REGARDING INDEMNITY IN THIS AGREEMENT.

17.      Indemnification:

          17. 1 Indemnification by TMCS. TMCS will defend, indemnify and hold harmless Golf Rounds, its successors, assigns, parent, subsidiaries, affiliates, and their respective officers, directors, agents and employees, from and against any action, suit or claim (including reasonable attorneys' fees) arising out of or in any way connected with (a) any claim that the TMCS Branding or content at TMCS Sites, including advertising banners, sponsorships, or other devices on such web pages, infringes any intellectual property rights or other rights of any third party, or (b) any breach by TMCS of the covenants, warranties, representations or agreements of this Agreement. Golf Rounds will give TMCS prompt notice of any such claim or threatened claim.

          17.2 Indemnification by Golf Rounds. Golf Rounds will defend, indemnify and hold harmless TMCS, its successors, assigns, parent, subsidiaries, affiliates, and their respective officers, directors, agents and employees, from and against any action, suit or claim (including reasonable attorneys' fees) arising out of or in any way connected with (a) any claim that the Branding or Content, or legal notices required by any third party licensor of a portion of the Content, provided to TMCS by Golf Rounds, infringes any intellectual property rights or other rights of any third party, or (b) any breach by Golf Rounds of the covenants, warranties, representations or agreements of this Agreement. TMCS will give Golf Rounds prompt notice of any such claim or threatened claim.

          17.3 Procedure. The indemnified party will: (a) promptly notify the indemnifying party of any claim, suit or proceeding for which defense or indemnity is claimed; (b) cooperate reasonably with the indemnifying party at the latter's expense; and (c) allow the indemnifying party to control the defense or settlement thereof; provided, however, that the indemnifying party may not consent to entry of any judgment or enter into any settlement without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), unless such judgment or settlement provides solely for money damages or other money payments which the indemnifying party actually pays on behalf of the indemnified party and includes as an unconditional term thereof a release of the indemnified party from all liability in respect of the claim, suit or proceeding giving rise to the claim for indemnification. The indemnified party will have the right to participate in any defense of a claim and/or to be represented by counsel of its own choosing at its own expense.


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18.      General Terms:

          18.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California, without regard to conflict of laws. In any action or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover reasonable costs and attorneys' fees.

          18.2 Survival. Provisions of this Agreement that by reasonable construction should survive the expiration or termination of this Agreement shall so survive.

          18.3 Assignment. Either party shall have the right to transfer this Agreement, and assign all of its rights and delegate all of its obligations hereunder, to any affiliate of such party, and to any successor by way of merger or consolidation or in connection with the sale or transfer of substantially all of its business and assets relating to this Agreement, unless the merger, acquisition or sale is to a party whose business interests are in conflict with those of the other party. Except as otherwise expressly provided in this Agreement, neither party may transfer or assign its rights or delegate its obligations hereunder (whether voluntarily or by operation of law) without the prior written consent of the other party, which consent shall not be withheld or delayed unreasonably.

          18.4 Notices. All notices under this Agreement shall be in writing and delivered personally or by e-mail, facsimile, commercial overnight courier, or certified or registered mail, return receipt requested, to a party at its respective address set forth herein.

          18.5 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges and supersedes all prior discussions between them.

          18.6 Severability. If the application of any provision or provisions of this Agreement to any particular facts or circumstances shall be held to be invalid or unenforceable by any court of competent jurisdiction, then:
     (i) the validity and enforceability of such provision or provisions as applied to any other particular facts or circumstances and the validity of other provisions of this Agreement shall not in any way be affected or impaired thereby; and (ii) such provision or provisions shall be reformed without further action by the parties hereto and only to the extent necessary to make such provision or provisions valid and enforceable when applied to such particular facts and circumstances.

          18.7 Independent Contractors. The parties are independent contractors, and nothing in this Agreement shall be construed to create a joint venture or partnership.

          18.8 Force Majeure. A party will not be deemed to have materially breached this Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed or prevented by reason of an act of God, fire, natural disaster, accident, act of government, or shortage of equipment, materials or supplies beyond the reasonable control of such party (a "Force Majeure Event"); provided that the party whose performance is delayed or prevented promptly notifies the other party of the nature and duration of the Force Majeure Event.


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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date by the undersigned duly authorized.

Ticketmaster Online - CitySearch, Inc.      Golf Rounds.com, Inc.


By:      /s/ Brad Serwin                    By: /s/ Thomas K. Van Herwarde
         ----------------------------       -------------------------------

Name:    Brad Serwin                        Name:   Thomas K. Van Herwarde
         ----------------------------       -------------------------------

Title:   Vice President                     Title:   President
         ----------------------------       -------------------------------

Date:    12/2/99                                     Date:    12/02/99
         ----------------------------       -------------------------------